UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 17, 2012

Date of Report (Date of Earliest Event Reported)

Commission file number:  333-170100

OnCure Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5211697 (I.R.S. Employer Identification Number)

188 Inverness Drive West, Suite 650

Englewood, Colorado 80112

(303) 643-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On May 17, 2012, our wholly-owned subsidiary, Oncure Medical Corp., or Oncure, entered into an Amended and Restated Management Services Agreement, or the 2012 MSA, with Integrated Oncology Network, LLC, or ICON, with an effective date of May 1, 2012.  The 2012 MSA supersedes and replaces the Management Services Agreement, or the 2005 MSA, dated as of March 1, 2005 by and among ICON, Oncure and two of our additional subsidiaries.  From October 7, 2011 until the present, the 2005 MSA was the subject of arbitration proceedings between the parties to the 2005 MSA.

The 2012 MSA expires on December 31, 2016 and shall be automatically extended for an additional five-year term unless one party provides notice to the other party not less than 180 days prior to the end of the current term that such party does not desire to extend the term of the 2012 MSA.  If ICON elects to not extend the term of the 2012 MSA for an additional five-year period, Oncure has the right to extend the term of the MSA for up to two additional years upon written notice and payment of an extension fee.

Under the 2012 MSA, we provide ICON with management services similar to those provided under the 2005 MSA as well as the MSAs with our other affiliated physician groups.  Similar to most of our MSAs with our other affiliated physician groups, our management services revenue under the 2012 MSA includes compensation paid by ICON for expenses incurred by us in operating the facilities subject to the 2012 MSA plus a fee (tiered in the case of the 2012 MSA) based on the earnings of ICON at the facilities subject to the 2012 MSA.

We believe the 2012 MSA and our operations conducted thereunder will be in material compliance with existing applicable laws such as those described in the “Risk Factors” Section of our Form 10-K for the year ended December 31, 2011.  Nevertheless, it is possible regulatory authorities or other parties could claim the 2012 MSA, or our other MSAs with affiliated physician groups, are illegal or unenforceable and we could be required to restructure such MSAs or other arrangements with our affiliated physician groups.  This could result in lower revenue from such affiliated physician groups, and increased expenses in the management of the facilities associated with such affiliated physician groups.  Any such restructuring could adversely affect our business.  For the year ended December 31, 2011, approximately 13% of our net revenue came from management fees we earned under the 2005 MSA. We do not expect the terms of the 2012 MSA to have a material adverse impact on Oncure’s net revenue.

Oncure and ICON have agreed in the 2012 MSA to discharge and release each other (and respective affiliates) from any and all causes of action arising out of their obligations under the 2005 MSA. Oncure and ICON will file on or before May 23, 2012, a joint notice of voluntary dismissal with prejudice related to the 2005 MSA arbitration proceeding.

The preceding description of the 2012 MSA is qualified in its entirety by the specific terms of the 2012 MSA, a copy of which will be filed by us as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

Item 8.01.  Other Events.

Concurrent with the execution of the 2012 MSA, we agreed to dismiss without prejudice the lawsuit we filed against Shyam B. Paryani, M.D., our former Chairman, in the Delaware Court of Chancery for alleged breaches of his fiduciary duties of loyalty to us.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2012

ONCURE HOLDINGS, INC.

By:	/s/ Timothy A. Peach
Name: Timothy A. Peach
Title: Chief Financial Officer

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